Exhibit 10.5

THIRD AMENDMENT TO
CREDIT FACILITIES AGREEMENT

This THIRD AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of February 28, 2008, by and among MTM TECHNOLOGIES, INC., a New York corporation, MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company, and INFO SYSTEMS, INC., a Delaware corporation (collectively, and separately referred to as, "Borrower" or "the Borrower"), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION ("CDF"), as Administrative Agent, and CDF, as the sole lender (the “Lender”).

Recitals:

A.
Borrower, Administrative Agent and the Lender are parties to that certain Credit Facilities Agreement dated as of August 21, 2007, as amended by the First Amendment to Credit Facilities Agreement entered into and effective as of August 21, 2007, and as amended by the Second Amendment to Credit Facilities Agreement entered into and effective as of February 4 , 2008 (as amended, the “Loan Agreement”).

B.	Administrative Agent, Lender and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Borrower, Administrative Agent and the Lender hereby agree as follows:

1.      Definitions.  All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Agreement shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2.      Effectiveness of Agreement.  This Agreement shall become effective, unless otherwise noted, as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and the Lender, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to the Lender.  In addition, on or before March 14, 2008, the Third Amendment Fee (as defined on Exhibit A) shall be paid in same day funds to Administrative Agent for the sole account of the Lender.  Upon payment of the Third Amendment Fee, such fee shall be fully earned and nonrefundable.   If the Third Amendment Fee is not paid on or before March 13, 2008, then the Administrative Agent is irrevocably authorized, without any additional notice to Borrower or consent of Borrower, to make a Revolving Loan Advance on March 14, 2008 to pay such Third Amendment Fee.

3.      Amendments.  The Loan Agreement is hereby amended as follows:

3.1.           Projections.  Section 11.15 is deleted in its entirety and replaced with the following:

“11.15.  Projections.  The projections of Borrower’s financial condition, results of operations, and cash flow for the period through March 31, 2008, a copy of which have been delivered to Administrative Agent, represent, as of the Effective Date, Borrower’s good faith estimate of Borrower’s future financial performance for the periods set forth therein.  Such projections have been prepared on the basis of the assumptions set forth therein reasonably believed by Borrower in good faith to be fair and reasonable.”

3.2.           Representations and Warranties.  Section 11.24 is deleted in its entirety and replaced with the following:

“11.24.  Other Creditor Indebtedness; Intercreditor Documents; Subordinated Indebtedness, Pequot Indebtedness.  There is no breach or default with respect to the Other Creditor Indebtedness, and the Other Creditor Indebtedness has been incurred in accordance with the terms of this Agreement.  There is no breach or default by or attributable to a Covered Person of any obligation set forth in any Intercreditor Agreement or any Other Creditor Indebtedness Document.   There is no breach or default with respect to the Subordinated Indebtedness, and the Subordinated Indebtedness has been incurred in accordance with the terms of this Agreement.  There is no breach or default by or attributable to any holder of the Subordinated Indebtedness under the Subordination Agreement.  There is no breach or default with respect to the Pequot Indebtedness, and the Pequot Indebtedness has been incurred in accordance with the terms of this Agreement.”

3.3.           Notices.  Section 13.10.7 is deleted in its entirety and replaced with the following:

“13.10.7.  Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any Capital Securities in a Covered Person, the Pequot Indebtedness, the Subordinated Indebtedness or any other Indebtedness of a Covered Person in the outstanding principal amount in the aggregate in excess of $500,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.”

3.4.           Indebtedness.  A new 14.2.12 is hereby added to the Loan Agreement as follows:

“14.2.12.  Unsecured subordinated Indebtedness owing to Pequot Private Equity Fund III, L.P. and/or Pequot Offshore Private Equity Partners III, L.P., up to $2,500,000 in the aggregate principal amount with interest payable in preferred Capital Securities of MTM Technologies, Inc. and which may be coupled with warrants for the Capital Securities of MTM Technologies, Inc. (so long as the exercise thereof shall not result in a Change of Control) (the “Pequot Indebtedness”) which such Pequot Indebtedness may not be repaid without the prior written consent of the Required Lenders, provided, however, if the Pequot Indebtedness has a stated maturity of December 31, 2008 or later, then the Pequot Indebtedness may be repaid without the consent of the Required Lenders by Borrower making a $750,000 principal payment at any time from and including December 24, 2008 through and including December 31, 2008, and a $1,750,000 principal payment at any time from and including March 24, 2009 through and including March 31, 2009, if and only if no Default or Event of Default exists at the time of such payment and no Default or Event of Default would reasonably like to occur from making of any such payment, and provided further however, if a payment of principal on the Pequot Indebtedness that is scheduled to be made cannot be made pursuant to the terms of this Section 14.2.12, then, if and when the conditions of this Section 14.2.12 permit, any such missed scheduled principal payment may be made.”

3.5.           Payment on other Indebtedness.  Section 14.3 is deleted in its entirety and replaced with the following:

“14.3.  Payments on Other Creditor Indebtedness; Subordinated Indebtedness; Pequot Indebtedness.  Make any nonscheduled prepayment of principal or interest on any Other Credit Indebtedness unless both immediately before and after giving effect to any such prepayment, there shall be no Default or Event of Default; make any payment of principal on the Subordinated Indebtedness; make any payment of interest on the Subordinated Indebtedness unless such payment of interest is scheduled to be made under the Subordinated Indebtedness Documents and such payment is expressly permitted by the terms of the applicable Subordination Agreement and Section 6.3.3.2 hereof; make any payment of principal on the Pequot Indebtedness unless such payment of principal is schedule to be made under the Pequot Indebtedness Documents and such payment is expressly permitted by the terms of Section 14.2.12 hereof or make any cash interest payment on the Pequot Indebtedness; or modify, amend, supplement, compromise, satisfy, release or discharge any of the Subordinated Indebtedness Documents, any collateral securing the same, the Pequot Indebtedness Documents, or any Person liable directly or indirectly with respect thereto.”

3.6.           Prepayments.  Section 14.4 is deleted in its entirety and replaced with the following:

“14.4.  Prepayments.  Prepay, whether voluntarily or otherwise, any Indebtedness, including without limitation, the Subordinated Indebtedness and the Pequot Indebtedness, other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, (b) trade payables in the ordinary course of business consistent with past practices, (c) as permitted by Section 14.3.”

3.7.           Total Funded Indebtedness.  The definition of Total Funded Indebtedness is deleted in its entirety and replaced with the following:

“"Total Funded Indebtedness" means the sum of the following, without duplication (i) outstanding principal and interest of the Loans (including any fees paid to Administrative Agent or any Lender in connection with the execution and delivery of this Agreement) excluding the principal outstanding under the Aggregate Floorplan Loan Facility and, without duplication, the Interim Floorplan Loan Facility and unfunded Approvals, (ii) the face amount of any letters of credit issued on the account of any Borrower, (iii) the aggregate outstanding principal balance of all other Indebtedness for borrowed money, including, without limitation, the Capital Expenditure Equivalent, and (iv) the maximum amount payable under any guaranty executed by a Borrower, but, excluding, the Subordinated Indebtedness if a Subordination Agreement is in effect and excluding the Pequot Indebtedness.”

3.8.           Minimum EBITDA.  Section 15.3 is deleted in its entirety and replaced with the following:

“15.3  Minimum EBITDA.  Each Borrower covenants that as of the last day of each fiscal quarter, for the fiscal quarter then ended, Borrower’s EBITDA shall not be less than the amounts set forth in the table below:

The Fiscal Quarter Ending On:	Minimum EBITDA
September 30, 2007	$800,000
December 31, 2007	$1,760,000
March 31, 2008	$440,000
June 30, 2008	$1,365,000
September 30, 2008	$2,000,000
December 31, 2008	$2,000,000
March 31, 2009	$2,000,000
June 30,2009	$2,000,000”

3.9.           Defaults.  Section 16.1.11 is deleted in its entirety and replaced with the following:

“16.1.11.  Other Creditor Indebtedness; Subordinated Indebtedness; Pequot Indebtedness.  The occurrence of (a) any breach, default or event of default with respect to any of the Other Creditor Indebtedness in excess of $250,000 in the aggregate which is not cured or waived within any applicable grace period or any acceleration thereof or right to accelerate, or (b) the termination of any Intercreditor Agreement by any party thereto, other than Administrative Agent, prior to the payment in full of all of the Other Creditor Indebtedness covered thereby.  The occurrence of (a) any breach or default with respect to the Subordinated Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate, or (b) any breach or default of the Subordination Agreement by the holder of any of the Subordinated Indebtedness.  The occurrence of any breach or default with respect to the Pequot Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate.”

3.10.           Definitions.  The following new definitions are inserted in alphabetical order to Exhibit 2.1:

“Pequot Indebtedness -- is defined in Section 14.2.12.”

“Pequot Indebtedness Documents -- each document, instrument and agreement evidencing all or any portion of the Pequot Indebtedness.”

The definition of Material Agreement is deleted in its entirety and replaced with the following:

“Material Agreement -- as to Borrower, any Guarantor or any other Covered Person, any Contract to which Borrower, any Guarantor or any Covered Person is a party or by which any such Borrower, any Guarantor or any other Covered Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect, including, without limitation, all Other Creditor Indebtedness Documents, all Subordinated Indebtedness Documents, all Pequot Indebtedness Documents, all documents referenced in any Intercreditor Agreement, including, without limitation, the Other Creditor Indebtedness Documents.”

4.      General Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Administrative Agent and the Lender that (i) such Borrower’s execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower’s execution, delivery or performance of this Agreement except for those already duly obtained, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the disclosure schedule attached to the Loan Agreement, and as set forth on Exhibit B attached hereto, all of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement with such exceptions as have been disclosed to Administrative Agent and the Lenders in writing, (v) there is no Existing Default, (vi) the execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any Material Law or Material Agreement, (vii) there are no Material Proceedings pending or, to the knowledge of Borrower, threatened, and (viii) since August 21, 2007, no Borrower’s Charter Documents have been amended, restated or otherwise modified in any manner which has or is reasonably likely to have a Material Adverse Effect on any Covered Person or which will or is reasonably likely to cause a Default or Event of Default.

5.      Reaffirmation; No Claims.  Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) the Security Interests of the Administrative Agent under the Security Documents secure all the Loan Obligations under the Loan Agreement, continue in full force and effect, and have the same priority as before this Agreement, (iii) no Borrower has any defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iv) no Borrower has any claim against Administrative Agent or the Lenders arising from or in connection with the Loan Agreement or the other Loan Documents, and each Borrower hereby releases and waives and discharges forever any such claims it may have against Administrative Agent or the Lenders arising from or in connection with this Agreement, the Loan Agreement or the other Loan Documents which have arisen or accrued on or prior to the date hereof.  Until the Loan Obligations are paid in full in good funds and all obligations and liabilities of Borrower under the Loan Agreement and the Loan Documents are performed and paid in full in good funds, Borrower agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Loan Documents and in this Agreement.  Borrower hereby ratifies and confirms the Loan Obligations.  This Agreement is a part of the Loan Documents.

6.           Effect of Agreement.  The execution, delivery and effectiveness of this Agreement shall not and does not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default.  The

execution, delivery and effectiveness of this Agreement shall not and does not act as a release or subordination of the liens and Security Interests of Administrative Agent under the Loan Documents.

7.      Payment of Fees and Expenses.  Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable fees, costs, and expenses, incurred by the Administrative Agent (including all reasonable attorneys fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, and any further documentation which may be required in connection herewith.

8.      Governing Law.  This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

9.      Patriot Act.  Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of the Borrowers and any Guarantor and other information that will allow Administrative Agent and each Lender to identify the Borrowers and each Guarantor in accordance with the Act.

10.  Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.  Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12.  Binding Arbitration.  This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Loan Documents as applicable to the parties hereto.

13.  Incorporation By Reference.  Administrative Agent, Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

14.  Notice—Oral Commitments Not Enforceable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

15.  Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
 as Administrative Agent and sole  Lender

By:	/s/
Name:	______________________________________
Title:	______________________________________

MTM TECHNOLOGIES, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (US), INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC, as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

INFO SYSTEMS, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer